EXHIBIT 99.1


                                  CERTIFICATION

     Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of PalWeb Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-QSB for the Period Ended February 28, 2003 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 14, 2003                      /s/ Warren F. Kruger
                                           -------------------------------------
                                           Warren F. Kruger
                                           President and Chief Executive Officer




     The foregoing certification is being furnished solely pursuant to 18 U.S.C.ss.1350.